Exhibit 5

  April 30, 2010

Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey 08830

Dear Sirs:

We refer you to the Registration Statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by Middlesex Water Company  (the "Company") pertaining to the offer and sale by the Company of up to 5,000,000 shares of the Company's common stock, without par value (the “Common Shares”).

We have acted as counsel to the Company in connection with the Registration Statement. In such capacity, we have examined (i) the Registration Statement, (ii) copies of the Company's Restated Certificate of Incorporation and amendments thereto, (iii) the By-laws of the Company, as amended; (iv) certificates of officers of the Company and of public officials and (v) such other corporate records and documents as we have deemed necessary in order to express the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

The opinion expressed below is based on the assumption that the Registration Statement will become effective.

Based upon the foregoing, we are of the opinion that, when (a) the Board has taken all necessary action to approve the issuance and sale of  Common Shares  (the “Registered Shares”), the terms of the offering thereof and related matters, (b) the Registered Shares have been issued and delivered in accordance with the terms of an applicable definitive purchase, underwriting or other agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, the Registered Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in prospectus included in such Registration Statement under the heading "Legal Matters". In giving such consent, we do not hereby admit that we are acting

Middlesex Water Company
April 30, 2010

within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

NORRIS McLAUGHLIN & MARCUS, P.A.

/s/ Norris McLaughlin & Marcus PA